State Bank Financial Corporation 2nd Quarter 2014 Earnings Presentation Joe Evans – Chairman and CEO Tom Callicutt – Executive Vice President and CFO Kim Childers – Vice Chairman and Executive Risk Officer July 24, 2014

2 Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this presentation that are not statements of historical fact are forward-looking statements. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “would,” “could,” “will,” “expect,” “anticipate,” “project”, “believe,” “intend,” “plan” and “estimate,” as well as similar expressions. These forward-looking statements include statements related to our projected growth, our well-positioned franchise, our execution of strategic priorities, our pending acquisitions of Atlanta Bancorporation, Inc. and Georgia-Carolina Bancshares, Inc., including statements related to the expected timing, completion and other effects of these acquisitions, our anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including projections of future amortization and accretion, the impact of the expiration of loss share agreements, anticipated internal growth, and plans to establish or acquire banks or the assets of failed banks. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following: • the inability to obtain the requisite regulatory and shareholder approvals for the anticipated acquisitions and meet other closing terms and conditions; • the reaction to the anticipated acquisitions of all of the banks’ customers, employees and counterparties or difficulties related to the transition of services; • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a continued deterioration in credit quality, a further reduction in demand for credit and a further decline in real estate values; • the general decline in the real estate and lending markets, particularly in our market areas, may continue to negatively affect our financial results; • our ability to raise additional capital may be impaired if current levels of market disruption and volatility continue or worsen; • we may be unable to collect reimbursements on losses that we incur on our assets covered under loss share agreements with the FDIC as we anticipate; • costs or difficulties related to the integration of the banks we may acquire may be greater than expected; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and • we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward- looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2013, for a description of some of the important factors that may affect actual outcomes.

3 Additional Information About the Merger and Where to Find It In connection with the proposed merger transaction with Georgia-Carolina Bancshares, Inc., State Bank Financial Corporation will file a registration statement on Form S-4 with the SEC to register State Bank Financial Corporation’s shares that will be issued to Georgia-Carolina Bancshares ,Inc.’s shareholders in connection with the transaction. The registration statement will include a proxy statement of Georgia-Carolina Bancshares, Inc. and a prospectus of State Bank Financial Corporation, as well as other relevant documents concerning the proposed transaction. The registration statement and the proxy statement/prospectus to be filed with the SEC related to the proposed transaction will contain important information about State Bank Financial Corporation, Georgia-Carolina Bancshares, Inc. and the proposed transaction and related matters. WE URGE SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS) BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders may also obtain free copies of the documents filed with the SEC by State Bank Financial Corporation at its website at https://www.statebt.com (which website is not incorporated herein by reference) or by contacting Jeremy Lucas by telephone at 404.239.8626. Security holders may also obtain free copies of the documents filed with the SEC by Georgia-Carolina Bancshares, Inc. at its website at https://www.firstbankofga.com (which website is not incorporated herein by reference) or by contacting Thomas J. Flournoy by telephone at 706.731.6622. State Bank Financial Corporation, Georgia-Carolina Bancshares, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Georgia-Carolina Bancshares, Inc. in connection with the proposed merger. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed merger will be provided in the proxy statement/prospectus described above when it is filed with the SEC. Additional information regarding each of State Bank Financial Corporation’s and Georgia-Carolina Bancshares, Inc.’s respective directors and executive officers, including shareholdings, is included in State Bank Financial Corporation’s definitive proxy statement for 2014, which was filed with the SEC on April 11, 2014, and Georgia-Carolina Bancshares, Inc.’s definitive proxy statement for 2014, which was filed with the SEC on April 14, 2014. You can obtain free copies of this document from State Bank Financial Corporation or Georgia-Carolina Bancshares, Inc., respectively, using the contact information above.

2Q14 Results Summary

STATE BANK
Financial Corporation

- 2Q14 net income of $7.5 million, or $.22 per diluted share
- Noncovered loans now represent over 85% of total gross loans
- Period-end noninterest-bearing deposits comprise roughly 22% of total deposits
- Cost of funds of 35 bps in 2Q14
- Announced two open-bank acquisitions

Income Statement Highlights			
(dollars in thousands, except per share data)	2Q14	1Q14	2Q13
Total interest income on invested funds	$2,522	$2,493	$2,693
Interest income on noncovered loans, including fees	15,380	15,275	15,141
Accretion income on covered loans	17,087	26,536	25,787
Total interest expense	1,846	1,894	1,995
Net interest income	33,143	42,410	41,626
Provision for loan losses (noncovered loans)	1,000	-	665
Provision for loan losses (covered loans)	(299)	590	(1,288)
Net interest income after provision for loan losses	32,442	41,820	42,249
Amortization of FDIC Receivable	(1,949)	(15,292)	(20,762)
Noninterest income	3,318	3,103	4,224
Total noninterest income	1,369	(12,189)	(16,538)
Total noninterest expense	22,076	23,083	25,461
Income before income taxes	11,735	6,548	250
Income tax expense	4,228	2,226	113
Net income	$7,507	$4,322	$137
Diluted net income per share	.22	.13	-
Dividends per share	.04	.03	.03
Tangible book value per share	13.58	13.36	12.94

Balance Sheet Highlights (period-end)			
Noncovered loans	$1,230,304	$1,166,913	$1,123,122
Total assets	2,580,280	2,617,378	2,607,697
Noninterest-bearing deposits	461,434	471,414	429,960
Total deposits	2,115,213	2,141,061	2,126,084
Shareholders' equity	448,307	441,439	425,926

Note: Consolidated financial results for 2Q 2014 contained throughout this presentation are unaudited; numbers may not add due to rounding

4

5 Executing on Strategic Priorities Increasing Efficiency Improving Funding Prudently Growing Earning Assets  Total noninterest expense declined $1.0 million in the quarter and $3.4 million year-over-year  Continued focus on productivity and sustainability of the core franchise  Average noninterest-bearing deposits increased $55mm over the prior year period and represent 22% of total deposits  Cost of funds ticked lower to 35 bps  Noncovered loans increased $63mm, or 5.4%, in the quarter and represent 85.3% of total gross loans  Credit metrics on noncovered portfolio remain very strong Co re B an k Effectively Managing Loss Share Expiration  FDIC receivable decreased $26mm in the second quarter and $171mm year-over- year to end 2Q14 at $39mm  $140mm of accretable discount remaining at June 30, 2014 Lo ss Sha re

6 355 259 211 157 103 65 39 (59) (20) (24) (23) (16) (19) (21) (8) (11) 0 (7) (5) (17) (21) (19) (31) (15) (2) 0 100 200 300 400 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 FDIC Receivable FDIC Rec. Collections from FDIC Other Amortization of FDIC Rec.  The total FDIC receivable (indemnification asset) decreased by $26mm linked-quarter to end 2Q14 at $39mm; current scheduled indemnification asset amortization of $20mm at 2Q14 has an estimated weighted average life of 4 quarters 1 Other includes charge-offs, write-downs, and other losses, amount attributable to loss share agreements and external expenses qualifying under loss share agreements Actual and Forecasted Covered Loan Performance ($ i n mi llio n s) $20mm of scheduled future amortization with an estimated weighted average life of 4 quarters $140mm of scheduled future accretion with an estimated weighted average life of 10 quarters ($ i n mi llio n s) 1  As of the end of 2Q14, there is $140mm of accretable discount to be recognized as loan accretion income, with an estimated weighted average life of 10 quarters 173 205 257 230 185 156 140 (21) (26) (28) (48) (27) (17) 52 78 1 3 (2) 1 0 100 200 300 400 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 Accretable Discount Acc. Discount Accretion Transfers

7 (0) (0) (0) (0) (0) (0) (0) (0) (0) (0) 0 Security Bank Buckhead Community & First Security  Our first two loss share transactions are our largest, with the loss share coverage on non-single family loans for Security Bank (“SB”) expiring in 3Q14 and Buckhead Community Bank (“BCB”) expiring in 4Q14  The FDIC receivable below represents single-family and non-single family balances from Security Bank, Buckhead Community Bank and First Security National Bank (“FSNB”) only  Security and Buckhead, along with First Security, which has a 4Q14 non-single family loss share coverage expiration, collectively represent $13mm of the total FDIC receivable at the end of 2Q14 compared to $61mm at year-end 2013 and $224 million at year-end 2012 Managing Toward a Soft Landing for Loss Share Expiration ($ i n mi llio n s) $32k and $1mm of scheduled future amortization on SB and BCB & FSNB, respectively 136 90 75 53 38 15 7 88 66 52 39 23 11 6 0 20 40 60 80 100 120 140 160 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 FDIC Receivable

8 Financial Results: Revenue 1 Excludes accretion income 2 Excludes amortization of FDIC receivable  Total interest income (excluding accretion) of $17.9mm was up slightly versus the prior quarter  Noninterest income of $3.3mm in 2Q14 (excluding indemnification asset amortization) increased versus the prior quarter due to higher service charges and other income  Payroll fee income increased $117 thousand Y/Y  Amortization of FDIC receivable negatively impacted noninterest income in 2Q14 by $1.9mm ($ i n t h o u sa n d s) ($ i n t h o u sa n d s) ($ i n t h o u sa n d s) 3 Accretion income net of amortization of FDIC receivable 0 5,000 10,000 15,000 20,000 2Q13 3Q13 4Q13 1Q14 2Q14 Interest Income 1 0 1,000 2,000 3,000 4,000 5,000 2Q13 3Q13 4Q13 1Q14 2Q14 Noninterest Income 2 Noninterest Income Gains on Securities 0 4,000 8,000 12,000 16,000 20,000 2Q13 3Q13 4Q13 1Q14 2Q14 Net Covered Portfolio Revenue 3

9 Financial Results: Expense 1 Excludes loan collection and OREO costs  Noninterest expense, excluding loan collection and OREO costs, decreased $351 thousand from 1Q14 due primarily to lower salaries and benefits costs  Recorded approximately $265 thousand of merger-related expenses in the second quarter ($ i n t h o u sa n d s) ($ i n t h o u sa n d s)  Net gain on loan collection and OREO costs of $32 thousand in 2Q14  Loan collection and OREO costs linked- quarter decrease driven by gains on sales of OREO properties 0 5,000 10,000 15,000 20,000 25,000 30,000 2Q13 3Q13 4Q13 1Q14 2Q14 Noninterest Expense 1 -500 0 500 1,000 1,500 2,000 2,500 2Q13 3Q13 4Q13 1Q14 2Q14 Loan Collection and OREO Costs

10 Financial Results: Earning Assets  Period-end noncovered loans increased a net $63.4mm in 2Q14  Noncovered loans of $1.23B comprise 85.3% of total gross loans, up from 77.1% in the year-ago period and up from 26.8% at the end of 2010 ($ i n mi llio n s) 78 1,230 1,036 211 0 200 400 600 800 1,000 1,200 1,400 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q 3Q 4Q 1Q14 2Q Loan Portfolio Noncovered Covered

11 0% 5% 10% 15% 20% 25% 0 100 200 300 400 500 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q 3Q 4Q 1Q14 2Q Noninterest-bearing Deposits NIB Deposits NIB / Total Deposits Financial Results: Funding  Noninterest-bearing deposits have increased nearly 150% since 1Q10 and make up 22% of total deposits  Period-end noninterest-bearing deposits down slightly this quarter  Continue to experience steady growth in average noninterest- bearing deposits, which have increased for nine consecutive quarters ($ i n mi llio n s) N IB / Tot al D ep o sit s  Deposit funding mix continues to improve, contributing to low cost of funds  Cost of funds down 2 bps from prior quarter and prior year period  Cost of funds has declined 147 bps since 2Q10 1.82% .35% 0.0% 0.5% 1.0% 1.5% 2.0% 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q 3Q 4Q 1Q14 2Q Cost of Funds

12 ($ i n t h o u sa n d s) Credit: Noncovered Portfolio  Experienced net recoveries on noncovered assets in 6 of the past 7 quarters  NPLs declined to 16 bps of total noncovered loans at the end of 2Q14  Total NPAs declined to $2.7mm as of 2Q14  Noncovered allowance to noncovered loans is 1.45% ($ i n t h o u sa n d s) N PL % ALL % 0 2,000 4,000 6,000 8,000 10,000 2Q13 3Q13 4Q13 1Q14 2Q14 Noncovered Nonperforming Assets NPLs OREO 0.00% 0.50% 1.00% 1.50% 2.00% 0.00% 0.25% 0.50% 0.75% 1.00% 2Q13 3Q13 4Q13 1Q14 2Q14 Noncovered Credit Ratios Noncovered NPLs to Noncovered Loans Noncovered ALL to Noncovered Loans (400) (200) 0 200 400 600 800 1,000 2Q13 3Q13 4Q13 1Q14 2Q14 Noncovered Net Charge-offs (Recoveries)

13 Credit: Covered OREO ($ i n t h o u sa n d s) ($ i n t h o u sa n d s) ($ i n t h o u sa n d s)  Covered OREO balances declined 38% linked- quarter and 56% Y/Y to end 2Q14 at $23.2mm  Covered OREO represents 97% of total OREO balances  New OREO inflows declined for third straight quarter  OREO sales averaged nearly $21mm during the past five quarters, with over 140 OREO properties sold in the second quarter of 2014 0 10,000 20,000 30,000 40,000 50,000 60,000 2Q13 3Q13 4Q13 1Q14 2Q14 Covered OREO Balances 0 5,000 10,000 15,000 20,000 25,000 30,000 2Q13 3Q13 4Q13 1Q14 2Q14 Covered OREO Sales 0 5,000 10,000 15,000 20,000 25,000 30,000 2Q13 3Q13 4Q13 1Q14 2Q14 Covered OREO Inflows

14 Summary Results Well Positioned Franchise Executing on Strategic Priorities  Efficient network in attractive markets  Management depth  Capital levels to support growth  Increasing efficiency  Improving funding  Prudently growing earning assets Profile  One of Georgia’s best-capitalized banks with operations in Atlanta and middle Georgia  Announced two open-bank acquisitions in the second quarter of 2014  Treasury / payments expertise  Low cost core deposits  Strong credit metrics  Effectively replaced covered assets with organic loans  Continued improvement in deposit funding mix  Built infrastructure in compliance and risk management to support a significantly larger institution

15 Supplemental Information

16 State Bank Financial Corporation Profile 1 Noncovered assets Note: Key metrics and asset quality as of 6/30/14; market data as of 7/23/14 Source: SNL Financial; company documents State Bank Financial Corporation (NASDAQ: STBZ) headquartered in Atlanta, Georgia Banking Subsidiary: State Bank and Trust Company headquartered in Macon, Georgia Market Data  Market Cap. $524mm  P/TBV 1.20x  Dividend Yield .98% Key Metrics  Total Assets $2.58B  Total Loans $1.44B  Total Deposits $2.12B  Total Equity $448mm  TBV/Share $13.58  TCE Ratio 17.0%  Cost of Funds .35%  NIB/Total Dep. 21.8% Pro Forma Branch Map Asset Quality1  NPAs/Assets .10%  NPLs/Loans .16%  NCOs/Loans (.01)% State Bank (19) Bank of Atlanta (2) First Bank of Georgia (7)

Efficient Network in Attractive Markets

STATE BANK Financial Corporation

- Uniquely well-positioned, with deposits per branch significantly higher than average competitor deposits per branch in the markets we serve
- Opportunity for differentiation in Atlanta, as 75% of the market is dominated by large regional / national competitors
- Mature franchise with leading market share in middle Georgia

Deposit Market Share by MSA

Market	2013 Rank	Company	HQ State	Total Assets ($000)	Number of Branches	Total Deposits in Market ($000)	Total Market Share (%)	As a % of Hold Co. Deposits
Atlanta[1]	1	SunTrust Banks Inc.	GA	182,559,000	171	31,825,826	26.3	24.5
	2	Wells Fargo & Co.	CA	1,598,874,000	201	23,930,353	19.8	2.6
	3	Bank of America Corp.	NC	2,170,557,000	139	21,958,398	18.2	2.2
	4	BB&T Corp.	NC	188,012,000	91	7,586,000	6.3	5.5
	5	Synovus Financial Corp.	GA	26,627,290	45	3,763,547	3.1	18.1
	6	Regions Financial Corp.	AL	118,719,000	73	3,402,753	2.8	3.6
	7	Fidelity Southern Corp.	GA	2,737,742	33	2,188,049	1.8	97.8
	8	United Community Banks Inc.	GA	7,398,237	36	2,089,979	1.7	34.5
	9	Community & Southern Hldgs Inc.	GA	2,814,878	34	2,037,383	1.7	75.4
	10	JPMorgan Chase & Co.	NY	2,520,336,000	83	1,675,118	1.4	0.2
	14	**State Bank Financial Corp.**	**GA**	**2,580,280**	**7**	**1,204,784**	**1.0**	**51.6**
		Total Market			**1,320**	**120,914,426**		
Middle Georgia[2]	**1**	**State Bank Financial Corp.**	**GA**	**2,580,280**	**14**	**1,106,879**	**26.0**	**47.4**
	2	SunTrust Banks Inc.	GA	182,559,000	12	704,289	16.5	0.5
	3	BB&T Corp.	NC	188,012,000	14	628,012	13.6	0.5
	4	Bank of America Corp.	NC	2,170,557,000	10	403,446	9.5	0.0
	5	Wells Fargo & Co.	CA	1,598,874,000	6	343,474	8.1	0.0
		Total Market			**98**	**4,564,583**		

[1] Atlanta/Sandy Springs/Roswell MSA
[2] Macon and Warner Robins MSAs

Source: SNL Financial; market share ranking of banks and thrifts as of 6/30/13; State Bank deposits pro forma for pending Bank of Atlanta acquisition

17

18 Management Depth  State Bank Executive Officers average 30 years of banking experience, substantially all of which is within the local Georgia markets the company serves  Next level depth with diverse backgrounds in the financial services industry Executive Position Years of Banking Experience Years of Banking Experience in Georgia Joseph W. Evans Chairman, Chief Executive Officer 40 40 J. Thomas Wiley, Jr. Vice Chairman, President 39 39 Kim M. Childers Vice Chairman, Executive Risk Officer 32 32 Stephen W. Doughty Vice Chairman, Corporate Development Officer 41 41 J. Daniel Speight, Jr. Vice Chairman, Chief Operating Officer 31 31 Thomas L. Callicutt, Jr. Executive Vice President, Chief Financial Officer 41 3 David W. Cline Executive Vice President, Chief Information Officer 5 5 Steven G. Deaton Executive Vice President, Enterprise Risk Officer 29 29 David F. Black Executive Vice President, Chief Credit Officer 16 5 M chael R. Fitzgerald Executive Vice President, Chief Revenue and Deposit Officer 33 14 Michael S. Sims Executive Vice President, Senior Banking Officer 27 17 Bradford L. Watkins Executive Vice President, Director of Real Estate Banking 26 26

19 Bank of Atlanta Transaction Rationale Financially Attractive Strategic Value  Conservative pro forma assumptions  Accretive to tangible book value in less than two years  Immediately accretive to earnings per share  Provides additional capabilities and scale to State Bank’s existing small business administration (SBA) program  Bank of Atlanta’s key executives are a good cultural fit with State Bank’s Senior Management Team  Cost savings from branch consolidation  Shares same commitment to core values and community involvement Low Risk, In-market Transaction  Enhances market share in Metro Atlanta  Adds density and a high-profile location in the desirable Midtown Atlanta submarket  Expands presence in Gwinnett County  In-market merger reduces transaction risk

20 Bank of Atlanta Overview  Founded in 2005  Headquartered in Atlanta  2 banking offices: Midtown Atlanta and Duluth, Georgia (Gwinnett County)  Total Assets: $198 million  Total Loans: $123 million  Total Deposits: $161 million  Total Equity: $25 million Gwinnett Office 1970 Satellite Blvd. Duluth, GA Deposits: $56 million Midtown Office 1349 W. Peachtree St. Atlanta, GA Deposits: $95 million Atlanta Pro Forma Branch Map Source: SNL Financial; Company documents Note: Financial metrics as of 3/31/14; branch deposit data as of 6/30/13 State Bank Bank of Atlanta

21 First Bank of Georgia Transaction Rationale Financially Attractive Strategic Value  Conservative pro forma assumptions  Accretive to tangible book value in approximately three years  Meaningful EPS accretion in 2016; modest accretion in 2015  Ability to leverage First Bank of Georgia’s mortgage platform across State Bank footprint  Enhanced opportunity for loan and deposit growth by overlaying State Bank’s technologies and capabilities  Diversifies existing income streams  Shares same commitment to core values and community involvement Attractive Market Expansion  Expands State Bank presence into the Augusta-Richmond County MSA, the second largest MSA in Georgia by population  Long-term relationship between management teams  Similar business culture in a familiar Georgia market  Leverages a strong brand and solid banking franchise with retention of local management team

Georgia-Carolina Bancshares Profile

First Bank OF GEORGIA | STATE BANK Financial Corporation

Georgia-Carolina Bancshares, Inc.

- Headquartered in Augusta, Georgia
- Founded in 1989
- First Bank of Georgia banking subsidiary
- 7 banking offices in Augusta MSA
- Mortgage division established in 1999, with offices in Augusta and Savannah markets

Financial Highlights

Total Assets	$523mm
Total Loans	$317mm
Total Deposits	$427mm
Total Equity	$59mm
TCE Ratio	11.4%
NPAs/Assets	1.15%
NCOs/Loans	(.29)%
ROAA	.68%
Net Interest Margin	3.63%
NIB/Total Deposits	18.7%

Deposit Market Share - Augusta-Richmond County, GA-SC MSA

2013 Rank	Company	HQ State	Total Assets ($000)	Number of Branches	Total Deposits in Market ($000)	Total Market Share (%)
1	Wells Fargo & Co.	CA	1,546,707,000	21	1,571,462	20.6
2	Southeastern Bank Finl Corp.	GA	1,747,226	12	1,446,970	19.0
3	SunTrust Banks Inc.	GA	179,542,000	10	716,579	9.4
4	Bank of America Corp.	NC	2,149,851,000	9	655,867	8.6
5	Security Federal Corp.	SC	848,780	10	602,565	7.9
6	Regions Financial Corp.	AL	117,933,000	16	532,597	7.0
7	First Citizens Bancorp.	SC	8,532,136	14	492,785	6.5
8	Georgia-Carolina Bancshares	GA	523,083	7	425,370	5.6
9	Queensborough Co.	GA	837,508	10	352,779	4.6
10	Synovus Financial Corp.	GA	26,435,426	2	156,705	2.1
11	First Community Corp.	SC	797,873	2	130,739	1.7
12	Fifth Third Bancorp	OH	129,654,000	3	106,589	1.4
13	Lincoln Bancshares Inc.	GA	126,631	1	85,606	1.1
14	First Burke Banking Co.	GA	115,651	3	85,369	1.1
15	Toronto-Dominion Bank	-	896,468,000	2	65,727	0.9
16	VistaBank	SC	104,107	1	60,862	0.8
17	Sardis Bankshares Inc.	GA	82,870	4	60,436	0.8
18	Washington/Wilkes Hldg Co.	GA	264,277	2	37,371	0.5
19	Capital City Bank Group Inc.	FL	2,633,040	2	29,707	0.4
20	Capitol City Bancshares Inc.	GA	283,801	1	13,885	0.2
	Total Market			134	7,631,529	

Source: SNL Financial; company documents
Note: Financial highlights as of 3/31/14; market share ranking of banks and thrifts as of 6/30/13

22

23 Source: SNL Financial First Bank of Georgia Branch Map 7 branches in Augusta MSA

24 Enhanced Banking Platform First Bank of Georgia Bank of Atlanta  Attractive in-market acquisition that builds density in the desirable Midtown Atlanta market  Strategic acquisition of a solid banking franchise that expands our presence into the Augusta market Proven Acquirer Well Positioned Franchise  Back-to-back negotiated transactions at reasonable pricing with management teams valued by State Bank  Both transactions are expected to benefit each bank’s customers, employees and communities with strengthened balance sheets, expanded distribution capabilities and broader product and service offerings